UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2008

BEACON ENTERPRISE SOLUTIONS GROUP, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-31355	81-0438093
(State or other jurisdiction of	(Commission File No.)	(IRS Employee Identification
incorporation or organization)		No.)

124 N. First Street
Louisville, Kentucky 40202
(Address of Principal Executive Offices)

502-657-3500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|X| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|X| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     The Company today announced that it has entered into a Non-Binding Letter of Intent to acquire the assets and assume selected liabilities of PC Universe, Inc. subject to the negotiation and execution of Definitive Agreements. The preliminary terms of the acquisition are subject to due diligence on the part of both of the parties to the non-binding letter of intent.

     PC Universe is a direct and online value-added reseller of information technology (IT) products and services. PC Universe’s web customers have access to over 250,000 product SKUs and services from over 700 manufacturers and provides professional technical services, such as networking design and installation. Since 1995, PC Universe has served the information technology needs of businesses of all sizes including federal, state and local government entities as well as educational institutions, both public and private. Per the company’s annual report for the year ended December 31, 2007, PC Universe generated approximately $34 million in revenue and a net loss of approximately $1.2 million.

MORE INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

Assuming the negotiation and execution of definitive documents, the proposed transaction is expected to be submitted to the PC Universe shareholders for their consideration. Beacon will then file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement of PC Universe that also constitutes a prospectus of Beacon, and PC Universe will mail the proxy statement-prospectus to its shareholders.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. INVESTORS AND SECURITY HOLDERS OF PC UNIVERSE ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Beacon through the Web site maintained by the SEC at http://www.sec.gov. Free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to Beacon’s or PCUV at the following addresses:

Beacon Enterprise Solutions Group, Inc., 124 N. First Street, Louisville, KY 40202

PC Universe, Inc., 504 NW 77th Street, Boca Raton, Florida 33487

Beacon and PC Universe and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from PC Universe shareholders in connection with the proposed transaction. Information about Beacon’s directors and executive officers and their ownership of Beacon common stock is contained in the Current Report on Form 8-K filed on December 28, 2007 and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 28, 2007. Information about PC Universe’s directors and executive officers and their ownership of PC Universe common stock is contained in the definitive proxy statement for PC Universe’s 2008 annual meeting of shareholders, as filed by PC Universe with the SEC on Schedule 14A on April 25, 2008. You may obtain a free copy of these documents by contacting Beacon or PC Universe at the contact information provided above. The proxy statement-prospectus for the proposed transaction will provide more information about participants in the solicitation of proxies from PC Universe shareholders.

Item 9.01 Exhibits.

Exhibit 8.1 Letter of Intent
Exhibit 8.2 Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ENTERPRISE SOLUTIONS
GROUP, INC.

Date: October 9, 2008	By:	/s/ Robert Mohr
Robert Mohr,
Principal Financial Officer